United Parcel Service, Inc.
Restricted Performance Unit Award Agreement
2016 Long-Term Incentive Performance (LTIP) Awards
(Not Transferable)

THIS CERTIFIES THAT «Employee_Certificate_Name» has been granted a target award of «Target_RPU_Award» Restricted Performance Units (“Units”). Each Unit has a value that equals the value of one share of the class A common stock of UNITED PARCEL SERVICE, INC., a Delaware corporation (the “Company”).

IN WITNESS WHEREOF, UNITED PARCEL SERVICE, INC. has caused this Restricted Performance Unit Award to be issued as of March 24, 2016.

ATTEST:	UNITED PARCEL SERVICE, INC.
/s/ NORMAN M. BROTHERS, JR.	/s/ DAVID P. ABNEY
Norman M. Brothers, Jr.	David P. Abney
Senior Vice President, General Counsel and Corporate Secretary	Chairman and Chief Executive Officer

Summary Terms and Conditions: This target award is granted pursuant to the United Parcel Service, Inc. 2015 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”) and the Long-Term Incentive Performance Program Terms and Conditions, as amended from time to time (the “LTIP”). The award is subject to the conditions and limitations of the Plan and the LTIP. All of the terms and provisions of the Plan and the LTIP are incorporated herein by reference. Terms not defined in this certificate are defined in the Plan or the LTIP. The Plan or the LTIP will control in the event of any inconsistency between this certificate and the Plan or the LTIP. The Plan prospectus and the LTIP are available on UPSers.com. By accepting this Award, you unconditionally agree to be bound by the applicable terms, conditions and provisions of the Plan, the LTIP and this certificate.

Performance Period: January 1, 2016 - December 31, 2018

Performance Metrics: The final number of Units earned is based upon the Company’s (a) growth in consolidated revenue (on a currency constant basis), (b) operating return on invested capital and (c) total shareholder return relative to a group of its peer companies as indicated in the tables below. Performance and payout are determined independently for each metric over the Performance Period. The final overall Award is the sum of three elements:

Growth in Consolidated Revenue Payout % x Target Award x 1/3	+	Return on Invested Capital Payout % x Target Award x 1/3	+	Relative Total Shareholder Return Payout % x Target Award x 1/3	=	Final Award

1. Growth in Consolidated Revenue:

Growth in Consolidated Revenue Target Range	Percent of Award Earned
< ___%	0%
___%	50% (Threshold) *
___%	100% (Target) *
≥ ___%	200% (Maximum) *
Growth in consolidated revenue will be measured on a currency-constant basis.
* Interim points are interpolated on a straight-line basis

2. Operating Return on Invested Capital (ROIC):

Operating ROIC Target Range	Percent of Award Earned
< ___%	0%
___%	50% (Threshold) *
___%	100% (Target) *
≥ ___%	200% (Maximum) *
* Interim points are interpolated on a straight-line basis

3. Relative Total Shareholder Return (RTSR):
Peer Group Companies:

The Boeing Co.	Caterpillar Inc.	The Coca-Cola Co.
Costco Wholesale Corp.	FedEx Corp	The Home Depot, Inc.
Johnson & Johnson	The Kroger Co.	Lockheed Martin Corp.
Lowe’s Companies Inc.	McDonald’s Corp.	PepsiCo Inc.
The Proctor & Gamble Co.	Sysco Corp.	Target Corp.
United Technologies	Walgreen Co.

RTSR Target Range	Percent of Award Earned
< ___%	0%
___%	50% (Threshold) *
___%	100% (Target) *
≥ ___%	200% (Maximum) *
* Interim points are interpolated on a straight-line basis

Shares attributable to vested Units shall be transferred to you (or your estate in the event of death) at the following times:

(a)	If you are employed on the last business day of the Performance Period, Shares will be delivered during the next calendar quarter;

(b)
If you are an active employee for at least six full continuous months from the beginning of the Performance Period and your employment terminates prior to the last business day of the Performance Period as a result of death, your estate will receive a prorated number of units (calculated at target based on the number of months worked during the Performance Period) no later than 90 days after the date of your death; and

(c)
If you are an active employee for at least six full continuous months from the beginning of the Performance Period and your employment terminates prior to the last business day of the Performance Period as a result of disability or retirement, Shares attributable to a prorated number of your vested Units (based on the number of months worked during the Performance Period) will be transferred to you during the calendar quarter following the end of the Performance Period as if you had continued to be employed by the Company through the last business day of the Performance Period. If, prior to the end of the Performance Period, you are demoted to a position that would have been ineligible to receive an LTIP award, a prorated number of Units will be paid if you were eligible for an award for at least 6 continuous months from the beginning of the Performance Period.

You will forfeit any right to Units if you terminate employment before the end of the Performance Period other than by reason of your death, disability or retirement. The forfeited Units will not be restored even if you return to employment with the Company or an affiliate before the end of the Performance Period.
This Award and your Units are not transferable except by will or the laws of descent and distribution.

For purposes of Article 13 of the Plan (Change in Control), Units will be treated the same as Restricted Stock Units.